                                                                   EXHIBIT 23.02

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected and Supplementary Financial Information" and "Lawyers; Accountants" and the use of our report dated February 11, 2002 with respect to the statements of financial condition, including the schedule of investments, of JWH Global Trust as of December 31, 2001 and 2000 and the related statements of operations and changes in unitholders' capital for each of the years in the three-year period ending December 31, 2001 and to the use of our report dated July 24, 2001 with respect to the statements of financial condition of CIS Investments, Inc. as of May 31, 2001 and 2000, and the related statements of income, changes in stockholder's equity and cash flows for the years then ended included in Post-Effective Amendment No 6 to the Form S-1 Registration Statement (Reg. No. 333-33937) and related Prospectus of JWH Global Trust.

                                                                   /s/KPMG LLP
                                                                   -----------

Chicago, Illinois
March 5, 2002